Exhibit 99.1

PEABODY ENERGY News Release
CONTACT: Vic Svec (314) 342-7768

FOR IMMEDIATE RELEASE
June 27, 2012

2012 PEABODY ENERGY ANALYST AND INVESTOR FORUM FOCUSES
ON GLOBAL MARKETS, PEABODY POSITIONING AND VALUE CREATION

NEW YORK, June 27 - Peabody Energy (NYSE: BTU) Chairman and Chief Executive Officer Gregory H. Boyce today said that the company is well positioned to navigate market challenges, capture opportunities and create value for shareholders in both the near term and long term. The discussion came at Peabody's 2012 Analyst and Investor Forum in New York, where executives reviewed the company's strategic positioning, global initiatives and key focus areas against the market backdrop.
“We have multiple opportunities in coming years across all key levers of value creation: production growth, price upside, cost containment and valuation expansion,” said Boyce. “There are bright spots amid recent market headwinds, including the recent increase in quarterly seaborne metallurgical coal prices, accelerating China coal imports and signs of stabilizing U.S. coal supply-demand fundamentals. Longer term, rising electricity generation and steel production required to fuel growing economies of the Asia-Pacific region will continue to drive sustained increases in global coal demand.”

INVESTMENTS AND CASH DEPLOYMENT
“Peabody's superior gross margins and strong cash flows allow us to continue to invest in growth projects while also strengthening the balance sheet,” said Boyce. “Being cognizant of macro concerns, however, we are further reducing our capital expenditures and extending the timing of selected mine projects. During the second quarter, we also took the opportunity to opportunistically repurchase more than $240 million of bonds and repurchased $100 million of Peabody shares.”
The company now targets 2012 capex of $1.0 to $1.2 billion, down $200 million from targets set at the beginning of the year.
Boyce said that the company was completing a number of late-stage projects in Australia while re-evaluating the timing of select emerging projects. The company is completing the Millennium Mine expansion and is beginning to mine first coal at the Burton Extension. At North Goonyella Mine, the implementation of Longwall Top Coal Caving technology is on target to begin adding expanded volumes in late 2013. The Metropolitan Mine modernization is on schedule but the completion of the expansion is now targeted for 2014 to 2015 to enable higher volumes than earlier projected. The company is planning on undertaking additional evaluation before commencing development on the Wambo Open-Cut expansion and Codrilla Mine, with startup timing to be determined.
With the modified timeframes, Peabody now targets Australian coal production of 45 to 50 million tons by 2015 to 2017, up from 25 million tons in 2011.

GLOBAL COAL MARKETS
“China's coal imports are accelerating in recent months, and we project they will reach a record 285 million tonnes in 2012 as the country increasingly looks to the seaborne coal markets,” said Boyce. “We expect global metallurgical coal use to increase 25 percent by 2016, translating to an additional 250 million tonnes of demand growth, with the bulk of increases led by China and India.”
The recent BP Statistical Review of World Energy reports that coal consumption grew by 5.4% in 2011 - the fastest-growing major fuel in the world. Coal now accounts for 30.3% of global energy consumption, the highest share since 1969.
Australia is expected to remain the dominant seaborne coal supplier, providing the majority of growth in global seaborne metallurgical coal, high-value PCI and high-CV thermal coal products.

ACQUISITION INTEGRATION ON TRACK
The integration of Peabody Energy Australia PCI (formerly Macarthur Coal) into the company's global platform is progressing well, with operational improvements and synergy targets on track for the world's largest seaborne supplier of low-vol PCI coal.
“PCI's coal deposits are stronger than we had expected in both quality and quantity, and this delivers support for the life of existing operations as well as a strong development pipeline for new mines.”

U.S. COAL MARKETS
Boyce said that while the U.S. coal market has been impacted by a weak economy and low natural gas prices, the outlook for coal has strengthened following the recent sharp declines in U.S. shipments, rise in natural gas prices and seasonal drawdowns in utility stockpiles.
Peabody continues to project that U.S. coal demand will decline 100 to 120 million tons in 2012. Recently, U.S. gas prices have begun to rebound, and futures prices are well above spot levels. "Coal supply-demand fundamentals appear to be coming back into balance, with May coal shipments down 145 million tons on an annualized pace and coal inventories beginning their seasonal drawdown.” Recent improvement in natural gas prices point to Powder River Basin and Illinois Basin products being the first to rebound for coal-fueled generation.

PEABODY'S U.S. POSITION
“Peabody will continue to evaluate U.S. production levels as the year progresses,” said Boyce. “We are very well positioned in the United States, with 2012 production fully priced, and nearly 70 percent of 2013 volumes priced based on current production levels.”
Peabody continues to advance a number of U.S. export growth initiatives to meet the increasing global demand for seaborne coal.
U.S. thermal exports could grow to between 150 and 170 million tons within five years and Peabody is developing a sustainable large-volume export business from the West, Gulf and East coasts to capture emerging opportunities. Peabody shipped U.S. exports of 6.6 million tons in 2011, and the company is targeting 10 million tons for 2012.
Peabody Energy is the world's largest private-sector coal company and a global leader in sustainable mining and clean coal solutions.  The company serves metallurgical and thermal coal customers in more than 25 countries on six continents.  For further information, go to PeabodyEnergy.com and CoalCanDoThat.com.

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Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions that the company believes are reasonable, but they are open to a wide range of uncertainties and business risks that may cause actual results to differ materially from expectations as of June 27, 2012. These factors are difficult to accurately predict and may be beyond the company's control. The company does not undertake to update its forward-looking statements. Factors that could affect the company's results include, but are not limited to: global demand for coal, including the seaborne thermal and metallurgical coal markets; price volatility, particularly in higher-margin products and in our trading and brokerage businesses; impact alternative energy sources, including natural gas and renewable; impact of weather and natural disasters on demand, production and transportation; reductions and/or deferrals of purchases by major customers and ability to renew sales contracts; credit and performance risks associated with customers, suppliers, co-shippers, trading, banks and other financial counterparties; geologic, equipment, permitting and operational risks related to mining; transportation availability, performance and costs; availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires; integration of the newly acquired Macarthur Coal operations; successful implementation of business strategies; negotiation of labor contracts, employee relations and workforce availability; changes in postretirement benefit and pension obligations and funding requirements; replacement and development of coal reserves; access to capital and credit markets and availability and costs of credit, margin capacity, surety bonds, letters of credit, and insurance; effects of changes in interest rates and currency exchange rates (primarily the Australian dollar); effects of acquisitions or divestitures; economic strength and political stability of countries in which we have operations or serve customers; legislation, regulations and court decisions or other government actions, including new environmental and mine safety requirements; changes in income tax regulations or other regulatory taxes; litigation, including claims not yet asserted; and other risks detailed in the company's reports filed with the Securities and Exchange Commission (SEC).